                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



                                 October 2, 1999
                                 ---------------
                Date of Report (Date of earliest event reported)



                        LATTICE SEMICONDUCTOR CORPORATION
               --------------------------------------------------
             (Exact name of registrant as specified in its charter)


         DELAWARE                   000-18032                 93-0835214
   ----------------------      --------------------     ----------------------
(State or other jurisdiction       (Commission             (I.R.S. Employer
     of incorporation)             File Number)           Identification No.)


                               5555 NE MOORE COURT
                            HILLSBORO, OR 97124-6421
                            ------------------------
                    (Address of principal executive offices)


                                 (503) 268-8000
                                 --------------
              (Registrant's telephone number, including area code)

ITEM 5.   OTHER EVENTS

     On June 15, 1999, Lattice Semiconductor Corporation, a Delaware Corporation ("Lattice") and the registrant herein, purchased all of the outstanding capital stock, of Vantis Corporation, a Delaware corporation, ("Vantis") from Advanced Micro Devices, Inc., a Delaware corporation ("AMD"), for an aggregate purchase price of approximately $583.1 million.

     The acquisition was made pursuant a Stock Purchase Agreement entered into between Lattice and AMD on April 21, 1999. Following the acquisition, Vantis is now a wholly-owned subsidiary of Lattice.

     The purchase price for the capital stock of Vantis was determined by arms'-length negotiation between Lattice and AMD, and was funded in part with cash reserves held by Lattice, and in part with the proceeds of borrowings from ABN AMRO Bank, N.V., as administrative agent for a syndicate of banks. The ABN AMRO credit facilities consisted of a $60 million three-year revolving credit facility, and a $220 million three-year term loan. Aggregate borrowings from the credit facilities for the acquisition were approximately $253,000,000 as of June 15, 1999. On November 12, 1999, Lattice repaid the amounts borrowed under the credit facilities and terminated these financing arrangements.

     For a more complete description of the terms of the acquisition of Vantis please refer to the Stock Purchase Agreement, which is incorporated by reference as Exhibit 2.1, to our Amended Current Report on Form 8-K, dated April 21, 1999. Please refer to our Form 8K/A filed on August 20, 1999, for additional financial information about Vantis and for an unaudited pro-forma condensed consolidated balance sheet as of April 3, 1999 and an unaudited pro-forma condensed consolidated statement of operations for the year ended April 3, 1999.

(a) Pro-Forma Financial Information

    The following unaudited pro forma condensed consolidated statement of operations is presented for illustrative purposes only and does not purport to be indicative of the results of operations for future periods or the results that actually would have been realized had Lattice and Vantis been a consolidated company during the specified period. The statement is based on the respective historical audited and unaudited consolidated financial statements and the notes thereto of Lattice and Vantis after giving effect to the acquisition of Vantis using the purchase method of accounting and the assumptions and adjustments described below. Non-recurring purchase accounting adjustments are excluded from the pro forma adjustments in the unaudited pro forma condensed consolidated statement of operations.

    The pro forma unaudited condensed consolidated statement of operations for the six months ended October 2, 1999 is presented using Lattice's unaudited condensed consolidated statement of operations for the six months ended October 2, 1999 combined with Vantis' unaudited condensed consolidated statement of operations for the period from March 29, 1999 through June 15, 1999 assuming the acquisition occurred on the first day of this period.

    The purchase price paid for Vantis was allocated to the estimated fair value of assets acquired and liabilities assumed. The preliminary purchase price allocation is based on an independent appraisal of certain assets and management estimates of fair value and is subject to further refinement and change. The amounts recorded are based on management's current estimate of the costs of integrating Vantis, including elimination of duplicative facilities and duplicative sales representatives and distributors, employee separations resulting from changes in responsibilities, employee relocation and other integration actions. The accruals recorded related to the integration of Vantis operations are in accordance with Emerging Issue Task Force No. 95-3 "Recognition of Liabilities in Connection with a Purchase Business Combination."

    For financial reporting purposes, Lattice and Vantis have reported on 13 or 14 week quarters with their years ending April 3, 1999 and December 27, 1998, respectively. There were no transactions between Lattice and Vantis during these periods. There are no significant differences between the accounting policies of Lattice and Vantis.

    The unaudited pro forma condensed consolidated statement of operations including the notes thereto, is qualified in its entirety by reference to, and should be read in conjunction with, the historical consolidated financial statements and the notes thereto of Lattice and Vantis that were previously reported in Lattice's Annual Report on Form 10-K/A for the year ended April 3, 1999, the Quarterly Report on Form 10-Q for the six months ended October 2, 1999 and the current report on Form 8-K/A as of June 15, 1999, which are incorporated by reference in this current report on Form 8-K.

THIS CURRENT REPORT ON FORM 8-K CONTAINS FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF SECTION 17A OF THE SECURITIES ACT OF 1933 AND SECTION 21B OF THE SECURITIES EXCHANGE ACT OF 1934 AND OTHER RISKS DETAILED IN OUR ANNUAL REPORT ON FORM 10-K/A FOR THE YEAR ENDED APRIL 3, 1999 AND OUR QUARTERLY REPORT ON FORM 10-Q FOR THE QUARTER AND SIX MONTH PERIODS ENDED OCTOBER 2, 1999 AND OTHER REPORTS FILED WITH THE SECURITIES EXCHANGE COMMISSION FROM TIME TO TIME. ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE PROJECTED IN THESE FORWARD-LOOKING STATEMENTS AS A RESULT OF THE RISKS DESCRIBED ABOVE AS WELL AS OTHER RISK FACTORS SET FORTH IN OUR PERIODIC REPORTS BOTH PREVIOUSLY AND HEREAFTER FILED WITH THE SECURITIES EXCHANGE COMMISSION.

                       LATTICE SEMICONDUCTOR CORPORATION

     UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

                                                                      SIX MONTHS ENDED OCTOBER 2, 1999
                                                         -------------------------------------------------------
                                                                                     PRO FORMA        PRO FORMA
                                                          LATTICE       VANTIS      ADJUSTMENTS       COMBINED
                                                         ----------    ---------    -----------      -----------
                                                                            (IN THOUSANDS)
Revenue................................................  $  154,711    $  44,695                       $ 199,406
Costs and expenses:
  Cost of products sold................................      62,652       21,379                          84,031
  Research and development.............................      27,753        8,473                          36,226
  Selling, general and administrative..................      31,238       12,805                          44,043
  Amortization of intangible assets....................      25,291                 $  16,963(A)          42,254
                                                         ----------    ---------    -----------      -----------
    Total operating expenses...........................     146,934       42,657        16,963           206,554
Income (loss) from operations..........................       7,777        2,038       (16,963)           (7,148)
Other income (expense), net............................      (1,840)         393        (5,915)(B)(C)     (7,362)
                                                         ----------    ---------    -----------      -----------
Income (loss) before provision (benefit) for income
  taxes................................................       5,937        2,431       (22,878)          (14,510)
Provision (benefit) for income taxes...................       2,167          909        (8,350)(D)        (5,274)
                                                         ----------    ---------    -----------       -----------
Net income (loss)......................................  $    3,770    $   1,522     $ (14,528)        $  (9,236)
                                                         ----------    ---------    -----------       -----------
                                                         ----------    ---------    -----------       -----------
Basic net income (loss) per share......................  $      .08                                    $    (.19)
                                                         ----------                                   -----------
                                                         ----------                                   -----------
Diluted net income (loss) per share....................  $      .08                                    $    (.19)
                                                         ----------                                   -----------
                                                         ----------                                   -----------
Shares used in per share calculations:
Basic net income (loss)................................      47,483                                       47,483
                                                         ----------                                   -----------
                                                         ----------                                   -----------
Diluted net income (loss)..............................      49,283                                       47,483
                                                         ----------                                   -----------
                                                         ----------                                   -----------

------------------------

    The accompanying notes are an integral part of this unaudited pro forma condensed consolidated financial statement.

                       LATTICE SEMICONDUCTOR CORPORATION

 UNAUDITED NOTES TO PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

NOTE 1.  BASIS OF PRESENTATION

    On June 15, 1999, Lattice completed the acquisition of all of the outstanding capital stock of Vantis from AMD for a total purchase price of approximately $583.1 million. The purchase was financed using a combination of cash reserves and a new credit facility bearing interest at adjustable rates (Note 2(B)). In addition, Lattice exchanged stock options for all of the options outstanding under Vantis employee stock option plans with a calculated Black-Scholes value of approximately $24.0 million.



     The components of purchase price are as follows (in millions):


Bank term loan and line of credit bearing interest at adjustable
  rates.............................................................   $   250.3
Cash................................................................       249.8
Other liabilities assumed...........................................        34.5
Fair value of options assumed.......................................        24.0
Estimated direct acquisition costs..................................        10.8
Exit costs..........................................................         8.3
Preacquisition contingencies........................................         5.4
                                                                      -----------
Total...............................................................   $   583.1
                                                                      -----------
                                                                      -----------

The total purchase price was allocated to the estimated fair value of assets acquired and liabilities assumed. The estimates of fair value of the assets acquired is based on an independent appraisal and management estimates. The purchase price allocation is subject to further refinement and change over the next year. Management is in the process of completing its integration plans related to Vantis, and accordingly, the amounts recorded are based on management's current estimate of those costs. The allocation of purchase price is discussed further in Note 2.

The unaudited pro forma condensed consolidated statement of operations is presented using Lattice's audited condensed consolidated statement of operations for the six months ended October 2, 1999 combined with Vantis unaudited condensed consolidated statement of operations for the period from March 29, 1999 through June 15, 1999, assuming the acquisition occurred on the first day of this period.

For financial reporting purposes, Lattice and Vantis have reported on 13 or 14 week quarters with their years ending April 3, 1999 and December 27, 1998, respectively. There were no transactions between Lattice and Vantis during the period presented and there are no significant differences between the accounting policies of Lattice and Vantis.

This unaudited pro forma condensed consolidated statement of operations including the notes thereto, should be read in conjunction with the historical consolidated financial statements and notes thereto of Lattice, which were previously reported in Lattice's Annual Report on Form 10-K/A for the year ended April 3, 1999, and Quarterly Report on Form 10-Q for the three months and six months ended October 2, 1999, and the current report on Form 8-K/A as of June 15, 1999, which are incorporated by reference in this current report Form 8-K.

NOTE 2.  PRO FORMA ADJUSTMENTS

The pro forma adjustments are based on a preliminary allocation of the purchase price to the assets acquired and liabilities assumed. This allocation is subject to refinement and change over the next year. The allocation of the purchase price is based on an independent appraisal of certain assets as well as management estimates of fair value. It also reflects the results of an integration plan, which includes elimination of duplicative facilities, elimination of duplicative sales representatives and distributors, employee separations resulting from changes in responsibilities, employee relocation and other integration actions. The accruals recorded related to the integration of Vantis operations are in accordance with Emerging Issue Task Force No. 95-3 "Recognition of Liabilities in Connection with a Purchase Business Combination."

(A) To reflect the allocation of purchase price to net assets acquired and liabilities assumed.

The purchase price and the related allocation are subject to further refinement and change. The total purchase price was allocated as follows (in millions):


Current technology..................................................  $   210.3
Excess of purchase price over net assets acquired...................      158.8
In-process research and development.................................       89.0
Fair value of other tangible net assets.............................       61.3
Assembled workforce, customer list, patents and trademarks..........       53.5
Fair value of property, plant and equipment.........................       10.2
                                                                      ---------
Total...............................................................  $   583.1
                                                                      ---------
                                                                      ---------

    We have taken certain actions to integrate the Vantis operations and, in certain instances, to consolidate duplicative operations. Accrued exit costs related to Vantis were recorded as an adjustment to the fair value of net assets in the purchase price allocation. Accrued exit costs include $4.2 million related to Vantis office closures, $2.5 million related to integration costs for Vantis employees and $1.6 million in other exit costs primarily relating to the termination of Vantis foreign distributors. These accruals are based upon our current estimates and are in accordance with Emerging Issue Task Force No. 95-3, "Recognition of Liabilities in Connection with a Purchase Business Combination." There was no significant activity against these exit costs for the period June 16, 1999 to October 2, 1999.

IN-PROCESS RESEARCH AND DEVELOPMENT

    The value assigned to IPR&D was determined by identifying individual research projects for which technological feasibility had not been established. These include semiconductor projects with a value after application of the SEC's IPR&D valuation methodology of $77.2 million and a process technology project with a value of $11.8 million.

USEFUL LIVES OF INTANGIBLE ASSETS

    The estimated weighted average useful life of the intangible assets for current technology, assembled workforce, customer lists, trademarks, patents and residual goodwill, created as a result of the acquisition, is approximately five years.

(B) Adjustment to record the interest related to the $220 million term loan and the $33 million revolving line of credit entered into on June 15, 1999 by Lattice to partially finance the Vantis acquisition on the unaudited pro forma condensed consolidated statement of operations for the six months ended October 2, 1999. The loans bore interest at adjustable rates and an increase or decrease in the interest rate by 1/4% would have an insignificant effect to the unaudited pro forma condensed consolidated statements of operations presented. Interest expense for the period presented is calculated using an assumed rate of 7.2%. Amortization of capitalized debt issuance costs are $870,000, for the period presented. Costs and expenses related to the issuance of this debt totalled approximately $3 million and are capitalized and amortized over the life of the loan using the interest method.

(C) Adjustment to reflect the reversal of interest income on the cash used for the acquisition. The assumed rate of return on this cash balance was approximately 3.5% which is based upon the estimated rate of return on short-term investments for Lattice.

(D) Adjustment to reflect the tax effect of the pro forma adjustments at the combined rate of Lattice and Vantis during the period presented.


NOTE 3.  PRO FORMA EARNINGS (LOSS) PER SHARE

Basic net income and pro forma basic loss per share were calculated based on the weighted average number of Lattice shares of common stock outstanding for the period ended October 2, 1999. Diluted net income per share was calculated based on Lattice's weighted average number of shares of common stock outstanding and potentially diluted common shares assumed to be outstanding during the period using the treasury stock method. Pro forma diluted loss per share is the same as pro forma basic loss per share because including common stock equivalents would be anti-dilutive.

Shares outstanding reflect the two-for-one stock split effected in the form of a stock dividend that was paid on September 16, 1999.

(b)   Exhibits.

none

                                      SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           LATTICE SEMICONDUCTOR CORPORATION



Date: December 15, 1999               By:   /s/ Stephen Skaggs
                                            ---------------------------------
                                            Name:  STEPHEN A. SKAGGS
                                            Title: Chief Financial Officer